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                                                                    Exhibit 3.22

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CHAPARRAL STEEL TEXAS, INC.

                                ARTICLE 1 - NAME

     The name of the corporation is Chaparral Steel Texas, Inc.

                              ARTICLE 2 - REGISTERED AGENT

     The address of the corporation's registered office in Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3 - PURPOSE

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                            ARTICLE 4 - CAPITAL STOCK

     The aggregate number of shares of stock that the corporation shall have authority to issue is 10,000. All of such shares shall be of the par value of $0.10 per share, shall be of the same class and shall be designated as "Common Stock."

                            ARTICLE 5 - INCORPORATOR

     The name and mailing address of the sole incorporator is as follows:

   Name      Mailing Address
----------   ----------------------------

Dan Busbee   Locke Purnell Rain Harrell
             (A Professional Corporation)
             2200 Ross Avenue, Suite 2200
             Dallas, Texas 75201-6776

                          ARTICLE 6 - INITIAL DIRECTORS

     The number of directors constituting the initial Board of Directors is three. Thereafter, the number of directors constituting the Board of Directors shall be fixed by or in accordance with the bylaws of the corporation. The following

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persons shall serve as the directors of the corporation until the first annual meeting of stockholders of the corporation or until their successors are duly elected and qualified:

       Name                    Address
-----------------   ----------------------------

Richard M. Fowler   300 Ward Road
                    Midlothian, Texas 76065-9651

Larry L. Clark      300 Ward Road
                    Midlothian, Texas 76065-9651

Robert C. Moore     300 Ward Road
                    Midlothian, Texas 76065-9651

                        ARTICLE 7 - NO CUMULATIVE VOTING

     Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.

                      ARTICLE 8 - PREEMPTIVE RIGHTS DENIED

     No stockholder shall have, as a stockholder of the corporation, any preemptive right to acquire, purchase or subscribe for the purchase of any or all additional issues of stock of the corporation or any or all classes or series thereof, or for any securities convertible into such stock, whether now or hereafter authorized.

                               ARTICLE 9 - BYLAWS

     The initial bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws or adopt new bylaws, subject to the right of the stockholders to adopt, amend or repeal the bylaws, is vested in the Board of Directors.

                          ARTICLE 10 - INDEMNIFICATION

     To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, former directors and officers, and any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

CERTIFICATE OF INCORPORATION - Page 2

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                         ARTICLE 11 - DIRECTOR LIABILITY

     To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director or former director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or former director of the corporation prior to such repeal, amendment or modification.

                             ARTICLE 12 - AMENDMENTS

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of February, 1996.


                                                        /s/ Dan Busbee
                                                        ------------------------
                                                        Dan Busbee, Incorporator

CERTIFICATE OF INCORPORATION - Page 3